                                CREDIT AGREEMENT

                                      among

                       HUTCHINSON TECHNOLOGY INCORPORATED,

                                  THE LENDERS,

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,
                            Individually and as Agent

                          Dated as of December 8, 1995




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                                TABLE OF CONTENTS
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ARTICLE 1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .  1


ARTICLE II.  THE CREDITS . . . . . . . . . . . . . . . . . . . . . . . . . . 11

   2.1.   Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   2.2.   Letter of Credit Subfacility . . . . . . . . . . . . . . . . . . . 12
          2.2.1.   Obligation to Issue . . . . . . . . . . . . . . . . . . . 12
          2.2.2.   Procedure for Issuance of Facility Letters of Credit. . . 12
          2.2.3.   Participation in Facility Letters of Credit . . . . . . . 13
          2.2.4.   Facility Letter of Credit Fee . . . . . . . . . . . . . . 16
          2.2.5.   Reimbursement for Draws Under Facility Letters of Credit. 17
          2.2.6.   Issuing Lender Reporting Requirements . . . . . . . . . . 18
          2.2.7.   Indemnification; Assumption of Risk . . . . . . . . . . . 18
   2.3.   Required Payments; Termination . . . . . . . . . . . . . . . . . . 20
   2.4.   Ratable Loans; Types of Advances; Applicable Margin. . . . . . . . 20
   2.5.   Commitment Fee; Reductions in Aggregate Commitment . . . . . . . . 21
   2.6.   Minimum Amount of Each Advance . . . . . . . . . . . . . . . . . . 22
   2.7.   Optional Principal Payments. . . . . . . . . . . . . . . . . . . . 22
   2.8.   Method of Selecting Types and Interest Periods for New Advances. . 22
   2.9.   Conversion and Continuation of Outstanding Advances. . . . . . . . 23
   2.10.  Changes in Interest Rate, etc. . . . . . . . . . . . . . . . . . . 23
   2.11.  Rates Applicable After Default . . . . . . . . . . . . . . . . . . 24
   2.12.  Method of Payment. . . . . . . . . . . . . . . . . . . . . . . . . 24
   2.13.  Notes; Telephonic Notices. . . . . . . . . . . . . . . . . . . . . 24
   2.14.  Interest Payment Dates; Interest and Fee Basis . . . . . . . . . . 25
   2.15.  Notification of Advances, Interest Rates, Prepayments and Commitment
          Reductions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
   2.16.  Lending Installations. . . . . . . . . . . . . . . . . . . . . . . 25
   2.17.  Non-Receipt of Funds by the Agent. . . . . . . . . . . . . . . . . 25
   2.18.  Withholding Tax Exemption. . . . . . . . . . . . . . . . . . . . . 26


ARTICLE III. CHANGE IN CIRCUMSTANCES . . . . . . . . . . . . . . . . . . . . 27

   3.1.   Yield Protection . . . . . . . . . . . . . . . . . . . . . . . . . 27
   3.2.   Changes in Capital Adequacy Regulations. . . . . . . . . . . . . . 28
   3.3.   Availability of Types of Advances. . . . . . . . . . . . . . . . . 28
   3.4.   Funding Indemnification. . . . . . . . . . . . . . . . . . . . . . 28
   3.5.   Lender Statements; Survival of Indemnity . . . . . . . . . . . . . 29


                                        i


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ARTICLE IV.  CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . 29

   4.1.   Initial Advance. . . . . . . . . . . . . . . . . . . . . . . . . . 29
   4.2.   Each Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . 30


ARTICLE V.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . 31

   5.1.   Corporate Existence and Standing . . . . . . . . . . . . . . . . . 31
   5.2.   Authorization and Validity . . . . . . . . . . . . . . . . . . . . 31
   5.3.   No Conflict; Government Consent. . . . . . . . . . . . . . . . . . 31
   5.4.   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . 32
   5.5.   Material Adverse Change. . . . . . . . . . . . . . . . . . . . . . 32
   5.6.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
   5.7.   Litigation and Contingent Obligations. . . . . . . . . . . . . . . 32
   5.8.   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
   5.9.   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
   5.10.  Accuracy of Information. . . . . . . . . . . . . . . . . . . . . . 33
   5.11.  Regulation U . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
   5.12.  Material Agreements. . . . . . . . . . . . . . . . . . . . . . . . 33
   5.13.  Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . 33
   5.14.  Ownership of Properties. . . . . . . . . . . . . . . . . . . . . . 33
   5.15.  Investment Company Act . . . . . . . . . . . . . . . . . . . . . . 34
   5.16.  Public Utility Holding Company Act . . . . . . . . . . . . . . . . 34


ARTICLE VI.  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

   6.1.   Financial Reporting. . . . . . . . . . . . . . . . . . . . . . . . 34
   6.2.   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . 36
   6.3.   Notice of Default. . . . . . . . . . . . . . . . . . . . . . . . . 36
   6.4.   Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . 36
   6.5.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
   6.6.   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
   6.7.   Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . 36
   6.8.   Maintenance of Properties. . . . . . . . . . . . . . . . . . . . . 36
   6.9.   Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
   6.10.  Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
   6.11.  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
   6.12.  Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
   6.13.  Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . 38
   6.14.  Sale of Accounts . . . . . . . . . . . . . . . . . . . . . . . . . 38


                                       ii

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   6.15.  Sale and Leaseback . . . . . . . . . . . . . . . . . . . . . . . . 38
   6.16.  Investments and Acquisitions . . . . . . . . . . . . . . . . . . . 38
   6.17.  Contingent Obligations . . . . . . . . . . . . . . . . . . . . . . 40
   6.18.  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
   6.19.  Financial Covenants. . . . . . . . . . . . . . . . . . . . . . . . 41
          6.19.1.  Leverage Ratio. . . . . . . . . . . . . . . . . . . . . . 41
          6.19.2.  EBIT/Interest Ratio . . . . . . . . . . . . . . . . . . . 41
          6.19.3.  Fixed Charge Coverage Ratio . . . . . . . . . . . . . . . 42
   6.20.  Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
   6.21.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . 42


ARTICLE VII. DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 42


ARTICLE VIII. ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES . . . . . . . . 45

   8.1.      Acceleration. . . . . . . . . . . . . . . . . . . . . . . . . . 45
   8.2.      Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . 45
   8.3.      Preservation of Rights. . . . . . . . . . . . . . . . . . . . . 46


ARTICLE IX.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . 46

   9.1.   Survival of Representations. . . . . . . . . . . . . . . . . . . . 46
   9.2.   Governmental Regulation. . . . . . . . . . . . . . . . . . . . . . 47
   9.3.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
   9.4.   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
   9.5.   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 47
   9.6    Several Obligations; Benefits of this Agreement. . . . . . . . . . 47
   9.7.   Expenses; Indemnification. . . . . . . . . . . . . . . . . . . . . 47
   9.8.   Numbers of Documents . . . . . . . . . . . . . . . . . . . . . . . 48
   9.9.   Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
   9.10.  Severability of Provisions . . . . . . . . . . . . . . . . . . . . 48
   9.11.  Nonliability of Lenders. . . . . . . . . . . . . . . . . . . . . . 48
   9.12.  Choice of Law. . . . . . . . . . . . . . . . . . . . . . . . . . . 48
   9.13.  Consent to Jurisdiction. . . . . . . . . . . . . . . . . . . . . . 48
   9.14.  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . 49
   9.15.  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . 49


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ARTICLE X.   THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

   10.1.  Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
   10.2.  Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
   10.3.  General Immunity . . . . . . . . . . . . . . . . . . . . . . . . . 50
   10.4.  No Responsibility for Loans, Recitals, etc . . . . . . . . . . . . 50
   10.5.  Action on Instructions of Lenders. . . . . . . . . . . . . . . . . 50
   10.6.  Employment of Agents and Counsel . . . . . . . . . . . . . . . . . 50
   10.7.  Reliance on Documents; Counsel . . . . . . . . . . . . . . . . . . 51
   10.8.  Agent's Reimbursement and Indemnification. . . . . . . . . . . . . 51
   10.9.  Rights as a Lender . . . . . . . . . . . . . . . . . . . . . . . . 51
   10.10. Lender Credit Decision . . . . . . . . . . . . . . . . . . . . . . 51
   10.11. Successor Agent. . . . . . . . . . . . . . . . . . . . . . . . . . 52

ARTICLE XI.  SETOFF; RATABLE PAYMENTS. . . . . . . . . . . . . . . . . . . . 52

   11.1.  Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
   11.2.  Ratable Payments . . . . . . . . . . . . . . . . . . . . . . . . . 52



ARTICLE XII. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS . . . . . . . 53

   12.1.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . 53
   12.2.  Participations . . . . . . . . . . . . . . . . . . . . . . . . . . 53
          12.2.1.  Permitted Participants; Effect. . . . . . . . . . . . . . 53
          12.2.2.  Voting Rights . . . . . . . . . . . . . . . . . . . . . . 54
          12.2.3.  Benefit of Setoff . . . . . . . . . . . . . . . . . . . . 54
   12.3.  Assignments. . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
          12.3.1.  Permitted Assignments . . . . . . . . . . . . . . . . . . 54
          12.3.2.  Effect; Effective Date. . . . . . . . . . . . . . . . . . 55
   12.4.  Dissemination of Information . . . . . . . . . . . . . . . . . . . 55
   12.5.  Tax Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . 55


ARTICLE XIII. NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 56

   13.1.  Giving Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . 56
   13.2.  Change of Address. . . . . . . . . . . . . . . . . . . . . . . . . 56


ARTICLE XIV. COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . 56


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                                    EXHIBITS


EXHIBIT "A"    -    Note . . . . . . . . . . . . . . . . . . . . . . . . . . 58
EXHIBIT "B"    -    Form of Opinion. . . . . . . . . . . . . . . . . . . . . 60
EXHIBIT "C"    -    Compliance Certificate . . . . . . . . . . . . . . . . . 62
EXHIBIT "D"    -    Assignment Agreement . . . . . . . . . . . . . . . . . . 65
EXHIBIT "E"    -    Loan/Credit Related Money Transfer Instruction . . . . . 76
EXHIBIT "F"    -    Subsidiary Guaranty. . . . . . . . . . . . . . . . . . . 77


                                    SCHEDULES

SCHEDULE "1"   -    Subsidiaries and Other Investments . . . . . . . . . . . 81
SCHEDULE "2"   -    Indebtedness and Liens . . . . . . . . . . . . . . . . . 82
SCHEDULE "3"   -    Litigation . . . . . . . . . . . . . . . . . . . . . . . 84
SCHEDULE "4"   -    Investment Goals and Guidelines. . . . . . . . . . . . . 85




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

                       HUTCHINSON TECHNOLOGY INCORPORATED
                                CREDIT AGREEMENT

     This Agreement, dated as of December 8, 1995, is among HUTCHINSON TECHNOLOGY INCORPORATED, the LENDERS and THE FIRST NATIONAL BANK OF CHICAGO, as Agent. The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
     As used in this Agreement:


     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

     "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

     "Aggregate Outstandings" means, at any date of determination, the aggregate of the Outstandings of all the Lenders as of such date of determination.

     "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Applicable Commitment Fee" is defined in Section 2.5.

     "Applicable Margin" is defined in Section 2.4.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any of the Chief Financial Officer, Chief Executive Officer, Chief Operating Officer, Treasurer or Assistant Treasurer of the Borrower, acting singly.

     "Borrower" means Hutchinson Technology Incorporated, a Minnesota corporation, and its successors and assigns.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.8.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

     "Capital Expenditures" means, for any period, the net additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries for such period

(including any such addition by way of acquisition of or investment in a Person, to the extent reflected as an addition to property, plant and equipment), as the same are or would be set forth in a consolidated statement of cash flows of the Borrower and its Subsidiaries for such period, net of any Capital Expenditures in connection with the Eau Claire Facilities through the end of the second quarter of the Borrower's fiscal 1997.

     "Capitalization" means, as of any date of determination, Total Debt of the Borrower and its Subsidiaries plus total equity in the Borrower (determined in accordance with Agreement Accounting Principles).

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans and to participate in Facility Letters of Credit as provided herein not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Compliance Certificate" means a compliance certificate in substantially the form of Exhibit "C" hereto, with appropriate insertions, signed by a senior financial officer of the Borrower showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof, and, for quarters through the second quarter of the Borrower's fiscal 1997, setting forth Capital Expenditures for the most recently ended quarter and year-to-date for the Eau Claire Facilities broken out by facility.

     "Condemnation" is defined in Section 7.8.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract, or application for a Letter of Credit.

     "Continuing Director" means an individual who is a member of the Board of Directors of the Borrower on the date of this Agreement or who shall have become a member of the Board of Directors of the Borrower subsequent to such date and who shall have been nominated or elected by the Board of Directors of the Borrower at a time that a majority of the members of the Board of Directors of the Borrower are Continuing Directors.

     "Conversion/Continuation Notice" is defined in Section 2.9.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

     "Default" means an event described in Article VII.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eau Claire Facilities" means, collectively, (i) the manufacturing (assembly) facility located in Eau Claire, Wisconsin, owned by the Borrower as of the date of this Agreement which the Borrower intends to complete for an aggregate expenditure not exceeding $20,000,000, and (ii) the photo-etching facility to be built by the Borrower in Eau Claire, Wisconsin, for an aggregate expenditure not exceeding $50,000,000.

     "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period. First Chicago shall use its best efforts to offer to first-class banks in the London interbank market a market competitive rate.

     "Eurodollar Loan" means a Loan which bears interest at a Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, a rate per annum equal to the sum of (i) (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, if any, plus (ii) the Applicable Margin.

     "Facility Letter of Credit" means a Letter of Credit issued under this Agreement pursuant to Section 2.2.1.

     "Facility Letter of Credit Commitment" means $5,000,000.

     "Facility Termination Date" means December 8, 1998.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

     "Fixed Charge Coverage Ratio" means, as of the fiscal quarter-end of determination thereof, the ratio of (i) the sum of earnings before Interest Expense, taxes, depreciation and amortization and other non-cash charges (determined in accordance with Agreement Accounting Principles) and Rentals LESS Capital Expenditures, all for the most recently ended twelve-month period, to
(ii) the sum of payments of Interest Expense and Rentals, both for the most recently ended twelve-month period, and current maturities of long-term debt as of such fiscal quarter-end; all calculated for the Borrower and its Subsidiaries on a consolidated basis.

     "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes.

     "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which bears interest at the Floating
Rate.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, and (vii) Contingent Obligations.

     "Interest Expense" means, for any period of determination, all interest (without duplication), whether paid in cash or accrued as a liability, on Indebtedness of the Borrower and its Subsidiaries on a consolidated basis during such period (including imputed interest on Capitalized Lease Obligations) net of capitalized interest.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three, or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three, or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, limited liability company memberships, notes, debentures or other securities of any other Person made by such Person.

     "Issuing Lender" means First Chicago and any other Lender designated by the Borrower from time to time as an issuer of Facility Letters of Credit pursuant to Section 2.2, PROVIDED that (i) no Lender shall be designated an Issuing Lender without its consent and (ii) any Lender may revoke its designation as an Issuing Lender at any time (PROVIDED further that such revocation shall not affect any Facility Letters of Credit previously issued by such revoking Lender and outstanding at the time of such revocation).

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Letter of Credit Participation Amount" means, for each Lender at any date of determination, such Lender's Percentage of the aggregate undrawn amount available (whether or not the conditions which would allow a draw thereunder have been met) to the beneficiaries thereof under all outstanding Facility Letters of Credit as of such date of determination.

     "Leverage Ratio" means, as of any date of determination, the ratio of (i) Total Debt as of such date to (ii) Capitalization as of such date; all calculated for the Borrower and its Subsidiaries on a consolidated basis.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

     "Loan Documents" means this Agreement, the Notes, and any applications for Facility Letters of Credit executed and delivered by the Borrower pursuant to
Section 2.2.2.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or reasonably foreseeable prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Note" means a promissory note, in substantially the form of Exhibit "A" hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its

Commitment, including any amendment, modification, renewal or replacement of such promissory note.

     "Notice of Assignment" is defined in Section 12.3.2.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

     "Outstandings" means, for each Lender at any date of determination, the sum of (a) the aggregate outstanding principal amount of all Loans made by such Lender as of the date of determination, plus (b) such Lender's Letter of Credit Participation Amount as of the date of determination, plus (c) such Lender's ratable share of any Unreimbursed Drawings outstanding as of the date of determination.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last day of each March, June, September, and December.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Percentage" means, for any Lender, 100% times a fraction (a) the numerator of which is such Lender's Commitment, and (b) the denominator of which is the Aggregate Commitment.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Prepayment Event" means either (a) the acquisition by any Person (other than a holding company owning 100% of the outstanding shares of voting stock of the Borrower after giving effect to such acquisition), or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934) of more than 50% of the outstanding shares of voting stock of the Borrower (or more than 50% of the outstanding shares of any holding company owning 100% of the outstanding shares of voting stock of the

Borrower), or (b) individuals who are Continuing Directors fail to constitute a majority of the Board of Directors of the Borrower.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Purchasers" is defined in Section 12.3.1.

     "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any lease of Property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more but does not include any amounts payable under Capitalized Leases of such Person.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either
Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the total of the aggregate unpaid principal amount of the outstanding Advances, Letter of Credit Participation Amounts, and ratable participations in Unreimbursed Drawings.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on eurocurrency liabilities, if any.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Subsidiary Guaranty" means a guaranty in the form of Exhibit "F" attached hereto, executed by a Subsidiary in accordance with Section 6.21 in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

     "Total Debt" means Indebtedness for borrowed money, guarantees, Letters of Credit, obligations under non-compete agreements and Capitalized Lease Obligations of the Borrower and its Subsidiaries.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or Eurodollar Advance.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Unreimbursed Drawings" means all amounts drawn and paid, and all amounts which the Agent determines have been drawn and which have been paid by Issuing Lenders under any Facility Letters of Credit that have not been reimbursed (with the proceeds of an Advance or otherwise) by the Borrower.

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

     2.1. COMMITMENT. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts (combined with such Lender's Letter of Credit Participation Amount) not to exceed in the aggregate at any one time outstanding the amount of its Commitment and PROVIDED that, after giving effect to the making of any Loan, the Aggregate Outstandings do not exceed the Aggregate Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

     2.2. LETTER OF CREDIT SUBFACILITY

          2.2.1. OBLIGATION TO ISSUE. Subject to the terms and conditions of this Agreement, each Issuing Lender agrees to issue Facility Letters of Credit for the account of the Borrower from time to time in amounts such that, after giving effect to the issuance of any Facility Letter of Credit
     (i) the aggregate undrawn amount available (whether or not the conditions which would allow a draw thereunder have been met) to the beneficiaries thereof under all outstanding Facility Letters of Credit does not exceed the Facility Letter of Credit Commitment, and (ii) the Aggregate Outstandings do not exceed the Aggregate Commitment. Each Facility Letter of Credit shall be denominated in U.S. dollars. The issuance of a Facility Letter of Credit shall be deemed to be a utilization of the Aggregate Commitment for all purposes under this Agreement. No Facility Letter of Credit may have an expiry date occurring after the Facility Termination Date. Notwithstanding anything in this Agreement to the contrary, no Issuing Lender shall be required to issue a Facility Letter of Credit supporting an underwriting, remarketing, or placement by such Issuing Lender or any Affiliate of such Issuing Lender.

          2.2.2. PROCEDURE FOR ISSUANCE OF FACILITY LETTERS OF CREDIT. (a)
     The Borrower shall give the applicable Issuing Lender and the Agent written notice of any requested issuance of a Facility Letter of Credit under this Agreement (except that, in lieu of such written notice, the Borrower may give the Agent and the applicable Issuing Lender telephonic notice of such request if confirmed in writing by delivery to the applicable Issuing Lender and the Agent [i] immediately of a telecopy of the written notice required hereunder which has been signed by an authorized officer of the Borrower and [ii] promptly [but in no event later than the requested date of issuance] of the written notice required hereunder containing the original signature of an authorized officer of the Borrower) not later than 10:00 a.m. (Chicago time) at least two Business Days' prior to the requested date of issuance, together with such other documents and materials as the applicable Issuing Lender may require (including, without limitation and at such Issuing Lender's discretion, a duly executed application for a Letter of Credit on such Issuing Lender's standard form for such transactions). Such notice shall be irrevocable and shall specify the stated amount of the Facility Letter of Credit requested (which stated amount shall not be less than $25,000), the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit, the date on which such requested Facility Letter of

     Credit is to expire (which date shall be a Business Day occurring on or before the Facility Termination Date), the name of the Issuing Lender chosen by the Borrower as the issuer of the requested Facility Letter of Credit, the purpose for which such Facility Letter of Credit is to be issued, and the Person for whose benefit the requested Facility Letter of Credit is to be issued. At the time such request is made, the Borrower shall also provide the applicable Issuing Lender and the Agent with a copy of the form of the Facility Letter of Credit it is requesting be issued, if any, which proposed Facility Letter of Credit shall be reasonably satisfactory to such Issuing Lender as to form and content. Prior to the close of business on the second Business Day following the Business Day on which the Agent first received such notice, the Agent shall confirm by written notice (including via facsimile), or telephone notice confirmed promptly thereafter in writing, to such Issuing Lender whether such Issuing Lender is authorized to issue the requested Facility Letter of Credit in accordance with subsection 2.2.2(b) below.

          (b) The Agent shall determine, as of the close of business on the day it receives a notice from the Borrower pursuant to subsection 2.2.2(a) above, whether after giving effect to the issuance of the requested Facility Letter of Credit (i) the aggregate undrawn amount available (whether or not the conditions which would allow a draw thereunder have been met) to the beneficiaries thereof under all outstanding Facility Letters of Credit would exceed the Facility Letter of Credit Commitment, and (ii) the Aggregate Outstandings would exceed the Aggregate Commitment. If, and only if, the stated amount of the requested Facility Letter of Credit would not exceed such limitations, and subject to the terms and conditions of this Section 2.2 and provided that the applicable conditions set forth in Section 4.2 hereof have been satisfied, the Issuing Lender shall, on the requested date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Issuing Lender's usual and customary business practices.

          (c) Each Issuing Lender shall give the Agent written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit.

          (d) An Issuing Lender shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 2.2.2 are met as though a new Facility Letter of Credit was being requested and issued.

          2.2.3.    PARTICIPATION IN FACILITY LETTERS OF CREDIT.

          (a) Immediately upon the issuance of each and every Facility Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the applicable Issuing Lender, without recourse or warranty, an undivided interest and participation to the extent of each Lender's Percentage in each Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto and any security therefor other than amounts owing pursuant to the last sentence of
     Section 2.2.4(c) and any security therefor).

          (b) In the event that an Issuing Lender makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to such Issuing Lender pursuant to Section 2.2.5 hereof (with the proceeds of an Advance or otherwise), the Issuing Lender shall promptly notify the Agent, which shall promptly notify each Lender, of such failure (by facsimile, or telephone promptly confirmed in writing), and each Lender shall promptly and unconditionally pay to the Agent for the account of such Issuing Lender the amount of such Lender's Percentage of such payment in same day funds. If the Agent so notifies a Lender prior to noon (Chicago time) on any Business Day, such Lender shall make available to the Agent for the account of the applicable Issuing Lender its Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Lender shall not have so made its Percentage of the amount of such payment available to the Agent for the account of such Issuing Lender, such Lender agrees to pay to the Agent for the account of such Issuing Lender forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Agent for the account of the applicable Issuing Lender, at the Federal Funds Effective Rate. The failure of any Lender to make available to the Agent for the account of an Issuing Lender its Percentage of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Agent for the account of an Issuing Lender its Percentage of any payment on the date such payment is to be made.

          (c) Whenever an Issuing Lender receives a payment on account of an Unreimbursed Drawing, including any interest thereon, as to which the Agent has received payments from the Lenders for the account of such Issuing Lender pursuant to this Section 2.2.5, it shall promptly pay to the Agent and the Agent shall promptly pay to each Lender which has funded its participating interest therein, in the kind of funds so received, an amount equal to such Lender's Percentage thereof. Each such payment shall be made by the Issuing Lender on the Business Day on which it receives the funds paid to it pursuant to the preceding sentence, if received prior to noon (Chicago time) on such Business Day, and otherwise on the next succeeding Business Day.

          (d) Upon the request of either the Agent or any Lender, an Issuing Lender shall furnish to the Agent or such Lender copies of any Letter of Credit application to which such Issuing Lender is a party and such other documentation as may reasonably be requested by the Agent or such Lender. Promptly after the issuance of each Facility Letter of Credit, the applicable Issuing Lender shall send a copy of such Facility Letter of Credit to the Agent and each Lender by telefacsimile.

          (e) The obligations of a Lender to make payments to the Agent for the account of each Issuing Lender with respect to a Facility Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

          (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Lender, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any Affiliate of the Borrower and the beneficiary named in any Facility Letter of Credit);

          (iii) any draft, certificate of any other document presented under the Facility Letter of Credit proving to be forged, fraudulent or invalid in any respect, or insufficient in accordance with the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce, Publication 500, or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

          (v)       the occurrence of any Default or Unmatured Default;

     PROVIDED, that the Lenders shall not be required to fund their participations in a Facility Letter of Credit if the corresponding payment made by the applicable Issuing Lender under such Facility Letter of Credit was made as a result of such Issuing Lender's gross negligence or wilful misconduct or failure to negotiate a draft in accordance with the standard of care required by the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce, Publication 500.

          (f) In the event any payment by the Borrower received by an Issuing Lender with respect to a Facility Letter of Credit and distributed by the Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from that Issuing Lender in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by that Issuing Lender, contribute such Lender's Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by that Issuing Lender upon the amount required to be repaid by it.

          2.2.4.    FACILITY LETTER OF CREDIT FEE.

          (a) The Borrower hereby agrees to pay the Issuing Lender and the Lenders a fee (calculated for the actual number of days elapsed on the basis of a year consisting of 360 days) on any undrawn portion of each Facility Letter of Credit from time to time outstanding equal to the greater of .625% per annum or $1,500 for each year or any part thereof

          (b)  The fee described in the foregoing clause (a) of this Section
     2.2.4 shall be shared among the applicable Issuing Lender and the Lenders as follows: in consideration of its issuance of a Facility Letter of Credit, the applicable Issuing Lender shall be entitled to receive a fee for its own account equal to .25% per annum on any undrawn portion of such Facility Letter of Credit. Each Lender (including, without limitation, the applicable Issuing Lender) shall be entitled to receive its Percentage of
     (i) the fee paid pursuant to the foregoing clause (a) with respect to each Facility Letter of Credit, MINUS (ii) the portion of such fee due to the Issuing Lender in accordance with the immediately preceding sentence.

          (c) All fees due under this Section 2.2.4 shall be payable in arrears to the Agent for the account of the Issuing Lender and the Lenders at the principal office of the Agent in Chicago, Illinois on each Payment Date, on the Facility Termination Date, and on the expiration date of each Facility Letter of Credit or when such Facility Letter of Credit is fully drawn, whichever first occurs. The Borrower also hereby agrees to pay directly to the applicable Issuing Lender with respect to each Facility Letter of Credit issued for the Borrower's account the usual and customary administrative and other charges of such Issuing Lender in connection with any Facility Letter of Credit, including, without limitation, all such charges for the issuance of any Facility Letter of Credit, the negotiation of any draft paid pursuant to any Facility Letter of Credit and any amendments or supplements to any Facility Letter of Credit.

          2.2.5. REIMBURSEMENT FOR DRAWS UNDER FACILITY LETTERS OF CREDIT.

          (a) Promptly upon receipt of notice from an Issuing Lender of any drawing under a Facility Letter of Credit, the Borrower hereby agrees to reimburse the Lenders ratably in accordance with their respective Percentages by making a payment to such Issuing Lender for the amount of each draft drawn or purporting to be drawn under any such Facility Letter of Credit for the account of the Borrower which is paid by such Issuing Lender, except to the extent that any of the foregoing arises solely from the Issuing Lender's gross negligence, wilful misconduct or failure to negotiate the draft in accordance with the standard of care required by the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce, Publication 500. Unless funded with an Advance made pursuant to Section 2.2.5(b), amounts which the Borrower has agreed to reimburse the Lenders pursuant to the preceding sentence shall be due on demand and shall bear interest until paid at a rate per annum (calculated for the actual number of days elapsed on the basis of year consisting of 360 days) equal to the Floating Rate plus 2% per annum.

          (b) The payment by an Issuing Lender of a draft drawn under or purporting to be drawn under any Facility Letter of Credit shall be deemed to constitute a Borrowing Notice for a Floating Rate Advance in the amount of such draft and, subject to the terms and conditions of this Agreement (including, without limitation, that (i) the provisions of Section 4.2 shall have been satisfied or waived and (ii) after giving effect to such Advance, the Aggregate Outstandings will not exceed the Aggregate Available Commitment), the Lenders shall make such Floating Rate Advance and the Agent shall apply the proceeds thereof to the payment of the Borrower's obligations under Section 2.2.5(a) with respect to such draft.

          (c) The Borrower's obligation to make all payments due under Section 2.2.5(a) shall be absolute, unconditional and irrevocable, and such payments shall be made strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, any or all of the following circumstances:

          (i) any determination of invalidity or unenforceability with respect to any Facility Letter of Credit after payment by the Issuing Lender; or

         (ii) any lack of validity or enforceability of any or all or the Loan Documents; or

        (iii) any amendment to, waiver of, any consent under or departure from any or all of the Loan Documents; or

         (iv) any exchange, release or nonperfection of any collateral securing any Facility Letter of Credit, or any release or amendment or waiver of or consent to departure from any guaranty of any Facility Letter of Credit; or

          (v) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary of any Facility Letter of Credit (or any entities for whom such beneficiary may be acting), the Lenders, the Issuing Lenders, the Agent or any other Person; or

         (vi) any statement or any other document presented under any Facility Letter of Credit proving to be forged (unless the Issuing Lender failed to discover such forging solely as a result of its own gross negligence or wilful misconduct), fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever.

          (d) Each Issuing Lender shall use its best efforts to give prompt notice to the Borrower of the presentation of a draft under a Facility Letter of Credit; PROVIDED, that failure to give such notice shall not limit or otherwise affect the Borrower's obligations under this Agreement except as explicitly provided herein.

          2.2.6. ISSUING LENDER REPORTING REQUIREMENTS. In addition to the reports required by Section 2.2.2(c), each Issuing Lender shall, no later than the tenth Business Day following the last day of each month, provide to the Agent a schedule of Facility Letters of Credit issued by it, in form and substance reasonably satisfactory to the Agent, showing the date of issue, account party, amount, expiration date and the reference number of each Facility Letter of Credit issued by it outstanding at any time during such month and the aggregate amount payable by the Borrower during the month pursuant. Copies of such reports shall be provided promptly to the Borrower and each Lender by the Agent.

          2.2.7.    INDEMNIFICATION; ASSUMPTION OF RISK.

          (a) The Borrower hereby agrees to indemnify and hold harmless the Agent, each Issuing Lender and each Lender from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind which any thereof may incur by reason of or in connection with the execution and delivery, issuance or transfer of, or any payment or failure to pay under, any Facility Letter of Credit; PROVIDED, the

     Borrower shall not be required to indemnify the Issuing Lender for any claims, damages, losses, liabilities, costs or expenses to the extent caused by the gross negligence, wilful misconduct, or failure to negotiate the draft in accordance with the standard of care required by the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce, Publication 500 on the part of the Issuing Lender in making payment under a Facility Letter of Credit.

          (b) The Borrower assumes all risks of the acts or omissions of any beneficiary of any Facility Letter of Credit issued for its account with respect to its use or reliance on any such Facility Letter of Credit. Neither the Lenders, the Issuing Lenders, nor the Agent shall be responsible: for the validity or genuineness of certificates or other documents delivered under or with any Facility Letter of Credit, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged; for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code; for errors in translation or for errors in interpretation of technical terms; for any failure or inability by any Lender, any Issuing Lender or the Agent or anyone else to perform under the foreign laws, customs or regulations or by reason of any control or restriction rightfully or wrongfully exercised by any government or group asserting or exercising governmental or paramount powers; or for any other consequences arising from causes beyond any Lender's, any Issuing Lender's or the Agent's control; nor shall any Lender, any Issuing Lender, or the Agent be responsible for any error, neglect, or default of any correspondent of such Person; and none of the above shall affect, impair or prevent the vesting of any of the rights or powers of any Lender, any Issuing Lender or the Agent under any of the Loan Documents. Each Issuing Lender may accept statements, certificates or other documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action taken by any Lender, any Issuing Lender or the Agent in good faith in connection with any Facility Letter of Credit, or the relative drafts, certificates or other documents, shall be binding on the Borrower and shall not result in any liability of such Lender, such Issuing Lender or the Agent to the Borrower except as provided in the parenthetical phrase which appears in
     Section 2.2.5(c)(vi) or otherwise resulting solely from the gross negligence or wilful misconduct of the Issuing Lender, the Agent or any Lender or the failure of the Issuing Lender to negotiate a Facility Letter of Credit in accordance with the standard of care required by the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce, Publication 500; and the Borrower makes like agreement as to any inaction or omission.

     2.3. REQUIRED PAYMENTS; TERMINATION. (a) The Borrower will promptly give notice to the Agent and the Lenders of the occurrence of a Prepayment Event.
If, within 60 days after the later of the occurrence of a Prepayment Event or the date on which the Agent and the Lenders have received notice from the Borrower that a Prepayment Event has occurred, the Agent on behalf of the Required Lenders notifies the Borrower in writing that the Required Lenders desire the prepayment and cancellation of this Agreement (such notice hereinafter a "Cancellation Notice"), then (i) the Borrower shall within 60 days after its receipt of such Cancellation Notice prepay in full the entire principal amount, if any, outstanding on the Notes and all of the other Obligations and provide cash collateral for all outstanding Facility Letters of Credit, and (ii) on the earlier of (1) the date that the Borrower prepays the Notes and all of the other Obligations pursuant to clause (i) of this sentence, or (2) the 60th day after the Borrower receives such Cancellation Notice, the outstanding balance of the Notes and all other Obligations shall mature and be due and payable in full and the Aggregate Commitment and the Commitment of each Lender shall be automatically and permanently terminated and reduced to zero.
As of the date of such Cancellation Notice, the Borrower shall no longer be permitted to borrow additional Advances or request additional Facility Letters of Credit under this Agreement.

     (b) Any outstanding Advances, Unreimbursed Drawings, and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

     2.4. RATABLE LOANS; TYPES OF ADVANCES; APPLICABLE MARGIN. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections
2.8 and 2.9. The Applicable Margin shall be based on the Leverage Ratio in accordance with the table below. The Leverage Ratio shall be determined from the audited and unaudited financial statements delivered by the Borrower pursuant to Sections 6.1(i) and (ii) and the Compliance Certificate delivered from time to time pursuant to Section 6.1(iv). The adjustment, if any, to the Applicable Margin shall be effective beginning on the third Business Day after the delivery of such financial statements. The initial Applicable Margin hereunder shall be determined from the financial statements of the Borrower for the most recent fiscal quarter ending on or before the date of execution of this Agreement. In the event that the Borrower shall at any time fail to furnish to the Lenders in timely fashion the financial statements required to be delivered pursuant to Sections 6.1(i) and 6.1(ii) and the Compliance Certificate to be delivered pursuant to Section 6.1(iv), the maximum Applicable Margin shall apply until such time as such financial statements and Compliance Certificate are so delivered.

               RATIO                           APPLICABLE MARGIN
               -------------------------------------------------

               less than or equal to

               .25 to 1.0                                   .375%

               less than or equal to
               .35 to 1.0 but
               greater than .25 to 1.0                      .45%

               greater than .35 to 1.0                      .60%

     2.5. COMMITMENT FEE; REDUCTIONS IN AGGREGATE COMMITMENT. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee in the amount of the Applicable Commitment Fee on the daily unutilized portion of such Lender's Commitment from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The Applicable Commitment Fee shall be a per annum fee based on the Leverage Ratio in accordance with the table below. The Leverage Ratio shall be determined from the audited and unaudited financial statements delivered by the Borrower pursuant to Sections 6.1(i) and (ii) and the Compliance Certificate delivered from time to time pursuant to Section 6.1
(iv). The adjustment, if any, to the Applicable Commitment Fee shall be effective beginning on the third Business Day after the delivery of such financial statements. The initial Applicable Commitment Fee hereunder shall be determined from the financial statements of the Borrower for the most recent fiscal quarter ending on or before the date of execution of this Agreement. In the event that the Borrower shall at any time fail to furnish to the Lenders in timely fashion the financial statements required to be delivered pursuant to Sections 6.1(i) and 6.1(ii) and the Compliance Certificate to be delivered pursuant to Section 6.1(iv), the maximum Applicable Commitment Fee shall apply until such time as such financial statements and Compliance Certificate are so delivered.

               RATIO                          APPLICABLE COMMITMENT FEE
               --------------------------------------------------------

               less than or equal to
               .25 to 1.0                                   .125%

               less than or equal to
               .35 to 1.0 but
               greater than .25 to 1.0                      .15%

               greater than .35 to 1.0                      .20%

The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $1,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

     2.6. MINIMUM AMOUNT OF EACH ADVANCE. Each Eurodollar Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $100,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

     2.7. OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $100,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon prior notice to the Agent (a) by 11:00 a.m. on the intended date of such payment at such times as the Agent is the sole Lender and (b) one Business Day before the intended date of such payment when there are two or more Lenders. A Eurodollar Advance may not be paid prior to the last day of the applicable Interest Period.

     2.8. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than (a) noon (Chicago time) at such times as the Agent is the sole Lender and (b) 11:00 a.m. (Chicago time) when there are two or more Lenders, in either event on the Borrowing Date of each Floating Rate Advance; and not later than 11:00 a.m. (Chicago time) at least three Business Days before the Borrowing Date for each Eurodollar Advance; specifying:

       (i) the Borrowing Date, which shall be a Business Day, of such Advance,

      (ii)     the aggregate amount of such Advance,

     (iii)     the Type of Advance selected, and

      (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

      2.9. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances. Each Eurodollar Advance of any Type shall continue as a Eurodollar Advance of such Type until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance of such Type for the same or another Interest Period or be converted into an Advance of another Type. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than (a) noon (Chicago time) at such times as the Agent is the sole Lender and
(b) 11:00 a.m. (Chicago time) when there are two or more Lenders, in either event in the case of a conversion into a Floating Rate Advance; and not later than 11 a.m. (Chicago time) at least three Business Days, + in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation; specifying:

       (i) the requested date which shall be a Business Day, of such conversion or continuation;

      (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

     (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

     2.10. CHANGES IN INTEREST RATE, ETC. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to
Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such

Interest Period at the interest rate determined as applicable to such Eurodollar Advance. No Interest Period may end after the Facility Termination Date.

     2.11. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum.

     2.12. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. At such times as the Borrower maintains an account with First Chicago, the Agent is hereby authorized to charge such account with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

     2.13. NOTES; TELEPHONIC NOTICES. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

      2.14. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.15. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.16. LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made. Each Lender shall use its best efforts to minimize any additional cost (if any) to the Borrower as a result of a change of Lending Installation (including, if appropriate, a return to a prior Lending Installation at such time as the circumstances giving rise to a change of Lending Installation are no longer in effect), but no Lender shall be required to take or omit to take any action which action or omission would be economically or legally disadvantageous to such Lender.

     2.17. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.18. WITHHOLDING TAX EXEMPTION. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES


       3.1. YIELD PROTECTION. If after the date of this Agreement any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

       (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or its participation in Facility Letters of Credit or other amounts due it hereunder, or

       (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

       (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or issuing or participating in Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held, Letters of Credit issued or participated in, or interest received by it, by an amount deemed material by such Lender, then, within 30 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, its participation in Facility Letters of Credit, and its Commitment. No Lender shall be entitled to demand compensation or be compensated under this Section 3.1 to the extent that such compensation relates to any period of time more than 60 days prior to the date upon which such Lender first notified the Borrower of the occurrence of the event entitling such Lender to such compensation (unless, and to the extent, that any such compensation so demanded shall relate to the application of any event so notified to the Borrower that by its terms is retroactive).

       3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 30 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its obligation to make Loans hereunder, or its issuance of or participation in Facility Letters of Credit (after taking into account such Lender's policies as to capital adequacy), PROVIDED that no Lender shall be entitled to demand compensation or be compensated under this Section 3.2 to the extent that such compensation relates to any period of time more than 60 days prior to the date upon which such Lender first notified the Borrower of the Change entitling such Lender to such compensation (unless, and to the extent, that any such compensation so demanded shall relate to the application of any event so notified to the Borrower that by its terms is retroactive). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

       3.3. AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any Eurodollar Advances of the affected Type to be repaid.

       3.4. FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.

       3.5. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT


       4.1. INITIAL ADVANCE. The Lenders shall not be required to make the initial Advance or issue the initial Facility Letter of Credit hereunder unless the Borrower has furnished to the Agent with sufficient copies for the Lenders:

       (i) Copies of the articles of incorporation of the Borrower, together with all amendments, and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation.

      (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents.

     (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings and request Facility Letters of Credit hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

      (iv) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Borrowing Date or date of issuance of a Facility Letter of Credit (whichever occurs earlier) no Default or Unmatured Default has occurred and is continuing.

       (v) A written opinion of the Borrower's counsel, addressed to the Lenders in substantially the form of Exhibit "B" hereto.

      (vi)     Notes payable to the order of each of the Lenders.

     (vii)     A duly completed Compliance Certificate.

    (viii) Written money transfer instructions, in substantially the form of Exhibit "E" hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

      (ix) Such other documents as any Lender or its counsel may have reasonably requested.

          4.2. EACH ADVANCE. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances) or issue any Facility Letter of Credit, unless on the applicable Borrowing Date:


       (i)     There exists no Default or Unmatured Default.

      (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date or date of issuance except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

     (iii) All legal matters incident to the making of such Advance or issuance of such Facility Letter of Credit shall be satisfactory to the Lenders and their counsel.

     Each Borrowing Notice with respect to each such Advance or request for issuance of a Facility Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and
(ii) have been satisfied. Any Lender may require a duly completed Compliance Certificate as a condition to making an Advance or issuing a Facility Letter of Credit.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES


     The Borrower represents and warrants to the Lenders that:

     5.1. CORPORATE EXISTENCE AND STANDING. Each of the Borrower and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

     5.2. AUTHORIZATION AND VALIDITY. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

     5.4. FINANCIAL STATEMENTS. The September 25, 1994 audited consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     5.5. MATERIAL ADVERSE CHANGE. Since September 25, 1994, there has been no change in the business, Property, reasonably foreseeable prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     5.6. TAXES. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended September 30, 1990. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.7. LITIGATION AND CONTINGENT OBLIGATIONS. Except as set forth on Schedule "3" hereto, there is no litigation, arbitration, governmental investigation, proceeding or governmental or quasi-governmental inquiry pending or, to the best of the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower has no material Contingent Obligations not provided for or required to be disclosed in the financial statements referred to in Section 5.4.

     5.8. SUBSIDIARIES. Schedule "1" hereto, as amended or supplemented by the Borrower from time to time, contains an accurate list of all of the presently existing Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

     5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $0. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.10. ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     5.11. REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     5.12. MATERIAL AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which at the time entered into could reasonably have been expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

     5.13. COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, the failure to comply with which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.14. OWNERSHIP OF PROPERTIES. Except as set forth on Schedule "2" hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.18, to all of the Property and assets reflected in the financial statements as owned by it.

     5.15.  INVESTMENT COMPANY ACT.  Neither the Borrower nor any
Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.16. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.


                                   ARTICLE VI

                                    COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1. FINANCIAL REPORTING. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

     (i) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted principles of accounting and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period, a statement of operations, a statement of shareholders' investment and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

     (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated unaudited balance sheets as at the close of each such period, a statement of operations and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified as to truth and accuracy in all material respects (subject to year-end adjustments) by a senior financial officer.

     (iii) Together with the financial statements required hereunder and additionally, for purposes of determining the Applicable Margin and the Applicable Commitment Fee, within 45 days after the close of the fourth quarterly period of each fiscal year (which preliminary determination shall be subject to adjustment upon receipt of audited annual financial statements and shall not be deemed to constitute a misrepresentation or breach if prepared in good faith and the audited numbers differ from the unaudited fourth quarter results), a Compliance Certificate.

     (iv) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, if any, certified as correct by an actuary enrolled under ERISA.

     (v) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

     (vi) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     (vii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

     (viii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

     (ix) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     6.2. USE OF PROCEEDS. The Borrower will, and will cause each Subsidiary to, (i) use the proceeds of the Advances for working capital and general corporate purposes, to purchase equipment, and to repay outstanding Advances, and (ii) use the Facility Letters of Credit for ordinary and customary business purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) or to make any Acquisition.

     6.3. NOTICE OF DEFAULT. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

     6.4. CONDUCT OF BUSINESS. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which the failure to maintain such authority could reasonably be expected to have a Material Adverse Effect.

     6.5. TAXES. The Borrower will, and will cause each Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

     6.6. INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

     6.7. COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     6.8. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition (normal wear and tear excepted) and make all necessary and proper repairs, renewals and replacements, so that in either case its business carried on in connection therewith may be properly conducted at all times.

     6.9. INSPECTION. The Borrower will, and will cause each Subsidiary to, permit the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate upon reasonable advance notice.

     6.10. DIVIDENDS. The Borrower will not, during any fiscal year of the Borrower, pay any dividends (other than dividends or distributions payable in shares of any stock of the Borrower) on any shares of any class of stock of the Borrower or directly or indirectly apply any assets of the Borrower to the redemption, retirement, purchase or other acquisition of any shares of any class of stock of the Borrower if, after giving effect to such payment, distribution or application, (i) an Unmatured Default or Default shall have occurred and be continuing, or (ii) the aggregate amount of such dividends, distributions and application of assets paid or made during such fiscal year would exceed twenty-five percent (25%) of the consolidated net income of the Borrower for the fiscal year immediately preceding the year in which any dividend is paid, or any such distribution or application of assets is made, and the right to make such payments, distributions and application of assets shall be noncumulative from fiscal to fiscal year. For purposes of this Section, "consolidated net income" of the Borrower for any period shall mean the amount of consolidated net income before extraordinary items of the Borrower and its Subsidiaries for the period determined in accordance with Agreement Accounting Principles.

     6.11. INDEBTEDNESS. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

     (i)       The Loans.

     (ii) Indebtedness existing on the date hereof and described in Schedule "2" hereto and any refinancings of such Indebtedness.

     (iii)     Rate Hedging Obligations related to the Loans.

     (iv)      Contingent Obligations permitted under Section 6.17.

     (v)       Indebtedness securing Liens permitted under Section 6.18(vi).

     (vi) Indebtedness from the Borrower to its stockholders in an aggregate principal amount not exceeding $75,000 at any one time outstanding.

     (vii) Short-term trade debt incurred in the ordinary course of business in amounts and on terms customary to similarly situated business enterprises.

     (viii) Indebtedness arising from advances from the Borrower to HTI Export Ltd. for the purpose of meeting foreign sales corporation transaction requirements in an aggregate amount outstanding at any one time not exceeding $20,000,000 with a duration for each such advance of not more than one Business Day.

     (ix)      Additional Indebtedness not otherwise permitted under this
               Section 6.11 in an aggregate amount not exceeding $25,000,000 at any one time outstanding.

       6.12. MERGER. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, (i) unless the Borrower is the surviving entity and (ii) except that a Subsidiary may merge or consolidate with the Borrower or a Wholly-Owned Subsidiary.

       6.13. SALE OF ASSETS. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person except for (i) leases, sales, or other dispositions of inventory in the ordinary course of business, (ii) leases, sales, or other dispositions by a Subsidiary of any of its Property to the Borrower or any Wholly-Owned Subsidiary of the Borrower, (iii) dispositions of Property that is no longer used or useful by or in the Borrower's or the disposing Subsidiary's business, (iv) sales and leasebacks permitted under Section 6.15, (v) contributions of assets to Subsidiaries other than HTI Export Ltd., (vi) leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than dispositions permitted under clause (i) through (v) hereinabove) as permitted by this clause (vi) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries, and
(vii) dispositions of the assets of dissolved Subsidiaries to the Borrower or any Subsidiary.

       6.14. SALE OF ACCOUNTS. The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse.

       6.15. SALE AND LEASEBACK. The Borrower will not, nor will it permit any Subsidiary to, sell or transfer any of its Property in order to concurrently or subsequently lease as lessee such or similar Property, except the Eau Claire Facilities.

       6.16. INVESTMENTS AND ACQUISITIONS. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

     (i) Short-term obligations of, or fully guaranteed by, the United States of America.

     (ii) Commercial paper rated A-1 or better by Standard and Poor's Ratings Group, a division of McGraw Hill, or P-1 or better by Moody's Investors Service, Inc.

     (iii) Demand deposit accounts maintained in the ordinary course of business.

     (iv) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

     (v) Investments in marketable obligations maturing within 270 days from the date of acquisition thereof of any state, territory or possession of the United States of America or any political subdivisions of any of the foregoing, or the District of Columbia; which obligations are accorded a rating of A, or better, by Standard and Poor's Ratings Group and A, or better, by Moody's Investors Service, Inc.

     (vi) Money market funds organized and existing under the laws of and doing business in any state of the United States managed, operated or maintained by fund managers of recognized national standing and investing primarily in investments described in clauses (i), (ii), (iv) and (v) above.

     (vii) Creation of new Subsidiaries and Investments in existing or new Subsidiaries (other than HTI Export Ltd.) and Acquisitions that become Subsidiaries, in each case in accordance with Section 6.21.

     (viii) Advances in the form of progress payments, prepaid rent, or security deposits or any similar advances made in the ordinary course of business.

     (ix) Advances from the Borrower to HTI Export Ltd. for the purpose of meeting foreign sales corporation transaction requirements in an aggregate amount outstanding at any one time not exceeding $20,000,000 with a duration for each such advance of not more than one Business Day.

     (x) Advances in the ordinary course of business to officers, directors, or employees incidental to the business of the Borrower or its Subsidiaries not exceeding $10,000 to any one officer, director, or employee and $200,000 in the aggregate and the Borrower may make advances not exceeding $100,000 in any one case to employees of the Borrower rendering services to the Borrower outside the United States of America on a substantially permanent basis.

     (xi) Investments in common stocks and other equity interests in any Person OTHER than a Subsidiary or a Person which, after giving effect to a transaction, will be a Subsidiary of the Borrower, and other Investments not expressly permitted under this Section 6.16, not to exceed $5,000,000 in the aggregate at any one time outstanding for both such types of Investments combined (calculated as the value of each Investment of the Borrower when made and without regard to any appreciation or depreciation thereof thereafter).

     (xii) Other Investments in existence on the date hereof and described in Schedule "1" hereto.

     (xiii) Other Investments which comply with the Borrower's Investment Goals and Guidelines as set forth in Schedule "4" hereto.

       6.17. CONTINGENT OBLIGATIONS. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) Letters of Credit used for ordinary and customary business purposes, (ii) by endorsement of instruments for deposit or collection in the ordinary course of business, (iii) guarantees by the Borrower of any obligations of a Subsidiary arising in connection with the Eau Claire Facilities, (iv) guarantees by the Borrower of an aggregate amount not exceeding $5,000,000, and (v) indemnifications of directors, officers, and employees of the Borrower and its Subsidiaries in the ordinary course of business.

       6.18. LIENS. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

     (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books.

     (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

     (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

     (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

     (v) Liens existing on the date hereof and described in Schedule "2" hereto.

     (vi) Liens created or assumed after the date of this Agreement in connection with the acquisition of the underlying property or securing payment of all or part of the purchase price for such property or securing Indebtedness incurred solely for the purpose of financing the acquisition of such property or arising in connection with Capitalized Leases on such property; PROVIDED, that such acquisitions or Capitalized Leases do not violate any other provision of this Agreement.

     (vii) Liens incidental to the conduct of its business or the ownership of its Property which were not incurred in connection with the borrowing of money or the acquisition of Property on credit and which do not in the aggregate materially detract from the value of its Property or materially impair the use thereof in the operation of its business.


     (viii) Judgment Liens which secure payment of legal obligations that would not otherwise constitute a Default under Section 7.9.

       6.19.   FINANCIAL COVENANTS.

          6.19.1. LEVERAGE RATIO. The Borrower will maintain, as at the last day of each fiscal quarter, a Leverage Ratio of not more than .35 to 1.0.

          6.19.2. EBIT/INTEREST RATIO. The Borrower will maintain, as at the last day of each fiscal quarter, a ratio of (i) earnings before interest and taxes for the most recently ended twelve-month period to (ii) Interest Expense for the most recently ended twelve-month period of not less than 4.0 to 1.0.

          6.19.3. FIXED CHARGE COVERAGE RATIO. The Borrower will maintain, as at the last day of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than (a) 1.25 to 1.0 for each fiscal quarter ending before March 31, 1998 and (b) 1.4 to 1.0 for each fiscal quarter ending on and after March 31, 1998.

          6.20. AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower and any Subsidiary) except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

          6.21. SUBSIDIARIES. The Borrower shall cause the Obligations to be and remain guarantied in writing by each Subsidiary (other than HTI Export Ltd.) pursuant to a Subsidiary Guaranty. Upon execution of a Subsidiary Guaranty by any Subsidiary created or acquired after the date of this Agreement, the Borrower shall also cause to be delivered to the Agent such items evidencing legal existence, validity, power, and authorization (including, without limitation, an opinion of counsel subject to customary qualifications, including without limitation reservations for fraudulent conveyance issues) comparable to the items required with respect to the Borrower pursuant to Sections 4.1(i), (ii), (iii), and (v) as the Agent may reasonably require.


                                   ARTICLE VII

                                    DEFAULTS


          The occurrence of any one or more of the following events shall constitute a Default:

          7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent as to any material matter under or in connection with this Agreement, any Loan, any Facility Letter of Credit, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

          7.2. Nonpayment of principal of any Note when due, or nonpayment of interest upon any Note or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

          7.3. The breach by the Borrower of any of the terms or provisions of
Section 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.20,
or 6.21.

          7.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within thirty days after the earlier to occur of (i) the date on which an officer of the Borrower who is either an Authorized Officer or has responsibilities in connection with monitoring compliance with this Agreement first has knowledge of such breach and (ii) the giving of written notice by the Agent or any Lender.

          7.5. Failure of the Borrower or any of its Subsidiaries to pay any Indebtedness in the aggregate in excess of $500,000 when due; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness in the aggregate in excess of $500,000 was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower or any of its Subsidiaries in the aggregate in excess of $500,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

          7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors,
(iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

          7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.


          7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

          7.9. The Borrower or any of its Subsidiaries shall fail within 60 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

          7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $1,000,000 or any Reportable Event shall occur in connection with any Plan.

          7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000.

          7.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000.

          7.13. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Borrower or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     7.14. Nonpayment by the Borrower of any Rate Hedging Obligation or the breach by the Borrower of any term, provision or condition contained in any agreement, device or arrangement giving rise to any Rate Hedging Obligation.

     7.15. Twenty-five percent (25%) or more of the value of any class of equity interests in the Borrower shall be held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f).



                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES


     8.1. ACCELERATION. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans and issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans and issue Facility Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     If, within 14 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and to issue Facility Letters of Credit hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2. AMENDMENTS. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

     (i) Extend the maturity of any Loan or Note or the expiration date of any Facility Letter of Credit or the due date of any Unreimbursed Drawing or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

     (ii)      Reduce the percentage specified in the definition of Required
               Lenders.





     (iii) Reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

     (iv)      Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

     8.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or issuance of a Facility Letter of Credit (with the consent of the Lenders) notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                                   ARTICLE IX

                               GENERAL PROVISIONS


     9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans and issuance of Facility Letters of Credit herein contemplated.

     9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. Taxes. Any taxes (excluding federal income taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

     9.4. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.5. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

     9.6. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.7. EXPENSES; INDEMNIFICATION. The Borrower shall reimburse the Agent for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan or use of any

Facility Letter of Credit hereunder except to the extent that any of the foregoing arise from the gross negligence or willful misconduct of an indemnified party. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     9.8. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.9. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's audited financial statements.

     9.10. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.11. NONLIABILITY OF LENDERS. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

     9.12. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     9.13. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY

SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     9.14.     WAIVER OF JURY TRIAL.  THE BORROWER, THE AGENT AND
EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     9.15. CONFIDENTIALITY . Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party, and (vi) permitted by Section 12.4.


                                    ARTICLE X

                                    THE AGENT


     10.1. APPOINTMENT. The First National Bank of Chicago is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this
Article X. The Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

     10.2. POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. GENERAL IMMUNITY. Neither the Agent in its capacity as agent for the Lenders nor any of its directors, officers, agents or employees acting for the Agent in such capacity shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

     10.4.     NO RESPONSIBILITY FOR LOANS, RECITALS, ETC.  Neither the
Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

      10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents,
(ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this
Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9. RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     10.10. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.11. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders and with the consent of the Borrower (which shall not be unreasonably withheld), a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.


                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS



     11.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

     11.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans or its Percentage of Unreimbursed Drawings (other than payments received pursuant to Sections 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans or Unreimbursed Drawings held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans and Unreimbursed Drawings. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS


     12.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     12.2.     PARTICIPATIONS.


          12.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment or Letter of Credit Participation Amount of such Lender or any other interest of such Lender under the Loan Documents, PROVIDED that each such sale shall be in a minimum amount of $5,000,000. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, Commitment, or Facility Letter of Credit in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan, Commitment, or Facility Letter of Credit postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan, Commitment, or Facility Letter of Credit, releases any guarantor of any such Loan or Facility Letter of Credit or releases any substantial portion of collateral, if any, securing any such Loan or Facility Letter of Credit.

          12.2.3. BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section
     11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in
     Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

          12.3.     ASSIGNMENTS.

                    12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents, PROVIDED that, unless such Lender assigns all of its rights and obligations under the Loan Documents to a Purchaser, each such assignment shall be in a minimum amount of $10,000,000 and, after giving effect to such assignment, such Lender retains a Commitment of not less than $10,000,000. Such assignment shall be substantially in the form of Exhibit "D" hereto or in such other form as may be agreed to by the parties thereto. The written consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld.

               12.3.2. EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit "I" to Exhibit "D" hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $4,000 fee to the Agent for processing such assignment (which fee shall in no event be payable by the Borrower), such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment, Loans, and Letter of Credit Participation Amounts assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

          12.4. DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; PROVIDED that each Transferee and prospective Transferee agrees to be bound by Section
9.15 of this Agreement.

          12.5. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.18.


                                  ARTICLE XIII

                                     NOTICES


     13.1. GIVING NOTICE. Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

     13.2. CHANGE OF ADDRESS. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                   ARTICLE XIV

                                  COUNTERPARTS


     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                        HUTCHINSON TECHNOLOGY
                                        INCORPORATED

                                        By: /s/ John A. Ingleman
                                           -----------------------------------
                                                John A. Ingleman
                                                Chief Financial Officer

                                                40 West Highland Park
                                                Hutchinson, Minnesota 55350-9784

                                        Attention:     Ruth N. Bauer
                                        Telecopier:    (612)  587-1810

     Commitments
     -----------
     $25,000,000                        THE FIRST NATIONAL BANK OF
                                         CHICAGO, INDIVIDUALLY AND AS AGENT

                                        By: /s/ J. Garland Smith
                                            ----------------------------------
                                                J. Garland Smith
                                                Managing Director

                                                One First National Plaza
                                                Chicago, Illinois 60670

                                        Attention:     Midwest Banking
                                        Telecopier:    (312)  732-1117


     -----------
     -----------
     $25,000,000

                                   EXHIBIT "A"

                                      NOTE

$_______________________                                   ______________, 19__


     HUTCHINSON TECHNOLOGY INCORPORATED, a Minnesota corporation (the "Borrower"), promises to pay to the order of _______________________ (the "Lender") the lesser of the principal sum of_____________ Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

     This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of December 8, 1995 among the Borrower, The First National Bank of Chicago, individually and as Agent, and the lenders named therein, including the Lender, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                                        HUTCHINSON TECHNOLOGY
                                        INCORPORATED


                                        By:
                                             ----------------------------------
                                        Print Name:
                                                     --------------------------
                                        Title:
                                               --------------------------------

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                   NOTE OF HUTCHINSON TECHNOLOGY INCORPORATED,
                          DATED ________________, 19__


                                                  MATURITY
                    PRINCIPAL      MATURITY       PRINCIPAL
                    AMOUNT OF     OF INTEREST      AMOUNT         UNPAID
      DATE            LOAN          PERIOD          PAID          BALANCE
-------------------------------------------------------------------------------

                                   EXHIBIT "B"

                                 FORM OF OPINION

                                                                December 8, 1995

The Agent and the Lenders who are parties to the Credit Agreement described below.

Gentlemen/Ladies:

     We are counsel for Hutchinson Technology Incorporated (the "Borrower"), and have represented the Borrower in connection with its execution and delivery of a Credit Agreement among the Borrower, The First National Bank of Chicago, individually and as Agent, and the Lenders named therein, providing for Advances and Facility Letters of Credit in an aggregate principal amount not exceeding $25,000,000 at any one time outstanding and dated as of December 8, 1995 (the "Agreement"). All capitalized terms used in this opinion and not otherwise defined shall have the meanings attributed to them in the Agreement.

     We have examined the Borrower's articles of incorporation, by-laws, resolutions, the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

     1. The Borrower and each Subsidiary are corporations duly incorporated, validly existing and in good standing under the laws of their states of incorporation and have all requisite authority to conduct their business in each jurisdiction in which their business is conducted.

     2. The execution and delivery of the Loan Documents by the Borrower and the performance by the Borrower of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of the Borrower and will not:

          (a)  require any consent of the Borrower's shareholders;

          (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation or by-laws or any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries; or

          (c) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries.

      3. The Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

     4. Except as disclosed in Schedule "3" to the Credit Agreement, there is no litigation or proceeding against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     5. No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement or in connection with the payment by the Borrower of the Obligations.

     This opinion may be relied upon by the Agent, the Lenders and their participants, assignees and other transferees.

                                        Very truly yours,


                                        -------------------------------------

                                   EXHIBIT "C"

                             COMPLIANCE CERTIFICATE

To:  The Lenders parties to the
     Credit Agreement Described Below

     This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of December 8, 1995 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Borrower, the lenders party thereto and The First National Bank of Chicago, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES ON BEHALF OF THE BORROWER THAT:

     1. I am the duly elected ________________________ of the Borrower;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

     4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

     _______________________________________________________________________
     _______________________________________________________________________
     _______________________________________________________________________
     _______________________________________________________________________

     The foregoing Certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this __ day of _________, 19__.


                                         _______________________________________
                                         in [his/her] capacity as ______________
                                         and not in [his/her] personal capacity

                                    [SAMPLE]

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                   Schedule of Compliance as of           with
                          Provisions of Section 6.19 of
                                  the Agreement


SECTION 6.19.1 - LEVERAGE RATIO
     (AT FISCAL QUARTER END)

A.   Total Debt:
          (i)     Indebtedness for Borrowed Money          $____________
          (ii)    Guarantees                               $____________
          (iii)   Letters of Credit                        $____________
          (iv)    Non-Compete obligations                  $____________
          (v)     Capitalized Lease Obligations            $____________

                  Sum of (i) through (v)                   A =  $______________

B.   Capitalization:
          (i)     Total Debt (A ABOVE)                     $____________
          (ii)    Total equity (GAAP at 12/31/94)          $____________

                  Sum of (i) and (ii)                      B =  $______________


C.    Ratio of A to B                                 :1.00
                                              -------------
          MAXIMUM PERMITTED:           .35:1.0


SECTION 6.19.2 - EBIT/INTEREST RATIO
     (MOST RECENTLY ENDED TWELVE-MONTH PERIOD AT FISCAL QUARTER END)

D.   Earnings before interest and taxes                    D =  $______________

E.   Interest Expense                                      E =  $______________

F.   Ratio of E to F                                  :1.00
                                              -------------
          MINIMUM PERMITTED:           4.0:1.0

SECTION 6.19.3 - FIXED CHARGE COVERAGE RATIO

G.   Numerator (MOST RECENTLY ENDED TWELVE-MONTH PERIOD AT FISCAL QUARTER END):

          (a)   (i)    EBITDA (GAAP at 12/31/94)           $____________
                (ii)   Rentals                             $____________

                       Sum of (i) and (ii)            a =  $____________

          (b)   Capital Expenditures                  b =  $____________

     Numerator:  (a) MINUS (b)                             G =  $______________

H.   Denominator:

          (a)   Interest Expense (LAST TWELVE MONTHS)      $____________
          (b)   Rentals (LAST TWELVE MONTHS)               $____________
          (c)   Current maturities of long-term debt       $____________

     Denominator:  sum of (a), (b), and (c)                H =  $______________

I.   The ratio of G to H                              :1.00
                                              -------------

          MINIMUM PERMITTED:       1.25 TO 1.0 BEFORE 3/31/98
                                   1.4 TO 1.0 ON AND AFTER 3/31/98


[THROUGH 2Q97] EAU CLAIRE FACILITIES CAPITAL EXPENDITURES

Manufacturing (Assembly) Facility       Quarter            $____________
                                        Year to Date       $____________

          MAXIMUM EXPENDITURE:          $20,000,000


Photo-Etching Facility                  Quarter            $____________
                                        Year to Date       $____________

          MAXIMUM EXPENDITURE:          $50,000,000

                                   EXHIBIT "D"

                              ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "Assignment Agreement") between _______ ____________ (the "Assignor") and _________________________ (the "Assignee") is
dated as of __________, 19__.  The parties hereto agree as follows:

     1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement (other than rights and obligations of the Assignor in its capacity as an Issuing Lender) such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans and Letter of Credit Participation Amounts, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

     3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

     4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans and Letter of Credit Participation Amounts hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Eurodollar Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Eurodollar Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurodollar Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurodollar Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurodollar Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Eurodollar Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurodollar Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurodollar Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurodollar Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurodollar Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Eurodollar Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans or fees, or the Payment Date, in the case of Eurodollar Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.


_____________________________
* Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

     5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest, commitment fees, or letter of credit fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of Eurodollar Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was ___ of 1% less than the interest rate paid by the Borrower or if the commitment fee was ___ of 1% less than the commitment fee paid by the Borrower or if the letter of credit fee was ___ of 1% less than the letter of credit fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay ___% of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

     6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or Facility Letters of Credit or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender,
(v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].**

     8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

     9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

     10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

     11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.


_____________________________
** to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

     12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

     13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                        [NAME OF ASSIGNOR]

                                        By:    _____________________________

                                        Title: _____________________________
                                               _____________________________
                                               _____________________________


                                        [NAME OF ASSIGNEE]

                                        By:    _____________________________

                                        Title: _____________________________
                                               _____________________________
                                               _____________________________

                                   SCHEDULE 1
                             to Assignment Agreement

1.   Description and Date of Credit Agreement:

     Credit Agreement dated as of December 8, 1995 by and among Hutchinson Technology Incorporated, The First National Bank of Chicago, as Agent, and the Lenders party thereto.

2.   Date of Assignment Agreement: __________, 19__

3.   Amounts (As of Date of Item 2 above):


                                                       Loan                  Letter of Credit
                                                       Facility                  Facility
     a.   Total of Commitments
          (Loans/Facility Letter of Credit)*
          under Credit Agreement                       $______________       [$______________]*

     b.   Assignee's Percentage
          of each Facility purchased
          under the Assignment
          Agreement**                                  _______________%

     c.   Amount of Assigned Share in
          each Facility purchased under
          the Assignment
          Agreement                                    $______________       [$______________]*

4.     Assignee's Aggregate (Loan Amount/
       Letter of Credit Participation
       Amount)* Commitment Amount
       Purchased Hereunder:                                                  $_______________

5.     Proposed Effective Date:                                       _______________________

Accepted and Agreed:

[NAME OF ASSIGNOR]                           [NAME OF ASSIGNEE]

By: __________________________________       By: ______________________________

Title: _______________________________       Title: ___________________________

_____________________________
* If a Commitment has been terminated, insert outstanding Loans and Facility Letters of Credit in place of Commitment

**   Percentage taken to 10 decimal places

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

         Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                   EXHIBIT "I"
                             to Assignment Agreement

                                     NOTICE
                                  OF ASSIGNMENT


                                                              ____________, 19__


To:       Hutchinson Technology Incorporated
          40 West Highland Park
          Hutchinson, Minnesota 55350-9784

          The First National Bank of
           Chicago, Individually and as Agent
          One First National Plaza
          Chicago, Illinois 60670

From:     [NAME OF ASSIGNOR] (the "Assignor")

          [NAME OF ASSIGNEE] (the "Assignee")


     1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. This Notice of Assignment (this "Notice") is given and delivered to the Borrower and the Agent pursuant to Section 12.3.2 of the Credit Agreement.

     3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ________, 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied. The Effective Date shall not occur until the Borrower has indicated in writing its consent to the assignment contemplated hereunder in accordance with Section 12.3.1 of the Credit Agreement.

     4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

     5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $4,000 required by Section 12.3.2 of the Credit Agreement.

     6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

     7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

     8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

     9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

NAME OF ASSIGNOR                             NAME OF ASSIGNEE


By: __________________________________       By: ______________________________

Title: _______________________________       Title: ___________________________


ACKNOWLEDGED AND CONSENTED TO                ACKNOWLEDGED AND CONSENTED TO
BY THE FIRST NATIONAL BANK OF CHICAGO        BY HUTCHINSON TECHNOLOGY
                                             INCORPORATED


By: __________________________________       By: ______________________________

Title: _______________________________       Title: ___________________________




                 [Attach photocopy of Schedule 1 to Assignment]








_____________________________
* May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

                                   EXHIBIT "E"
                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To The First National Bank of Chicago,
 as Agent (the "Agent") under the Credit Agreement
 Described Below.

Re: Credit Agreement, dated December 8, 1995 (as the same may be amended or modified, the "Credit Agreement"), among Hutchinson Technology Incorporated (the "Borrower"), the Agent, and the Lenders named therein. Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

     The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.13 of the Credit Agreement.

Facility Identification Number(s)__________________________________________

Customer/Account Name______________________________________________________

Transfer Funds To__________________________________________________________

                      ________________________________________________

                      ________________________________________________

For Account No.____________________________________________________________

Reference/Attention To_____________________________________________________

Authorized Officer (Customer Representative) Date__________________________

______________________________          ________________________________________
(Please Print)                                         Signature

Bank Officer Name                            Date _________________________

______________________________          ________________________________________
(Please Print)                                         Signature

    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                   EXHIBIT "F"

                               SUBSIDIARY GUARANTY


     The undersigned, a subsidiary of HUTCHINSON TECHNOLOGY INCORPORATED (the "Borrower"), hereby requests the Lenders party to that certain Credit Agreement dated as of December 8, 1995 (as the same may be amended or modified and in effect from time to time, the "Credit Agreement") by and among the Borrower, The First National Bank of Chicago, individually and as agent (in such capacity the "Agent"), and the lenders named therein (the "Lenders"), to extend credit or to permit credit to remain outstanding to the Borrower as the Borrower may desire and as each Lender may extend or permit from time to time in its sole discretion, whether to the Borrower alone or to the Borrower and others, and, in consideration of any credit granted or continued, the undersigned hereby absolutely and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liability of every kind, nature and character, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof and all attorneys' fees incurred by the Lenders in connection with the collection or enforcement thereof), of the Borrower to the Lenders under the Credit Agreement or any other Loan Document (as that term is defined in the Credit Agreement) or any Rate Hedging Obligations (as that term is defined in the Credit Agreement) owing to any Lender, in each case howsoever and whensoever created, arising, evidenced or acquired (collectively, the "Guaranteed Debt").

     The undersigned waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Debt or any part thereof. The undersigned further waives presentment, protest, notice, the benefit of any statutes of limitations, demand or action on delinquency in respect of the Guaranteed Debt or any part thereof, including any right to require the Lenders to sue the Borrower, any other guarantor or any other person obligated with respect to the Guaranteed Debt or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Debt or any part thereof. The undersigned hereby agrees that, if at any time any payment of any portion of the Guaranteed Debt is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the undersigned's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made and whether or not the Lenders are in possession of this Guaranty.

     This Guaranty shall continue in effect until, subject to the last sentence of the immediately preceding paragraph, the Guaranteed Debt has been indefeasibly paid in full and all commitments of the Lenders with respect thereto have terminated.

     The validity and enforceability of this Guaranty shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Debt or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Debt or any part thereof; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Debt or any part thereof, any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Debt or any part thereof; (e) the enforceability or validity of the Guaranteed Debt or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (f) the application of payments received from any source to the payment of indebtedness of the Borrower or the undersigned other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Guaranty even though the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Debt or to amounts which are not covered by this Guaranty; (g) any change of ownership of the Borrower or the insolvency, bankruptcy or any other change in the legal status of the Borrower; (h) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Debt; (i) the failure of the Borrower or the undersigned to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Debt or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Debt or this Guaranty; or (j) the existence of any claim, setoff or other rights which the undersigned may have at any time against the Borrower in connection herewith or an unrelated transaction; all whether or not the undersigned shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (j) of this paragraph. It is agreed that the undersigned's liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Debt or any part thereof and that the undersigned's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by the Borrower of the Guaranteed Debt in the manner agreed upon between the Lender and the Borrower.

     Credit may be granted or continued from time to time by the Lenders to the Borrower without notice to or authorization from the undersigned regardless of the Borrower's financial or other condition at the time of any such grant or continuation. The Lenders shall have no obligation to disclose or discuss with the undersigned their assessment of the financial condition of the Borrower.

     Until the Guaranteed Debt is paid in full, the undersigned shall not exercise any right of subrogation with respect to payments made by the undersigned pursuant to this Guaranty. The undersigned waives any benefit of the collateral, if any, which may from time to time secure the Guaranteed Debt or any part thereof and authorizes the Lenders to take any action or exercise any remedy with respect thereto, which the Lenders in their discretion shall determine, without notice to the undersigned. In the event the Agent or any Lender in its sole discretion elects to give notice of any action with respect to the collateral, if any, securing the Guaranteed Debt or any part thereof, ten days written notice mailed to the undersigned by ordinary mail at the address shown hereon shall be deemed reasonable notice of any matters contained in such notice.

     In the event that acceleration of the time for payment of any of the Guaranteed Debt is stayed, upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all such amounts shall nonetheless be payable by the undersigned forthwith upon demand by the Lenders.

     Without limiting the rights of the Lenders under applicable law, the undersigned authorizes each Lender to apply or offset any sums posted to the credit of the undersigned with any office, branch, subsidiary or affiliate of such Lender to the payment when due of any amount owing by the undersigned under this Guaranty.

     No provision of this Guaranty may be amended, supplemented or modified, or any of the terms and provisions hereof waived, except by a written instrument executed by the Lenders (or the Agent with the consent of the Lenders) and the undersigned. No failure on the part of the Lenders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     The undersigned shall pay all reasonable costs, fees and expenses (including reasonable attorneys' fees) incurred by the Agent or the Lenders in collecting or enforcing the undersigned's obligations under this Guaranty.

     The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the undersigned hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the undersigned's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the undersigned, the Agent, or the Lenders be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

     This Guaranty shall (i) bind the undersigned and the heirs, personal representatives, successors and assigns of the undersigned, (ii) inure to the benefit of the Lenders, its successors and assigns and (iii) be governed by the internal laws of the State of Illinois. The undersigned hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or Illinois state court sitting in Chicago in any action or proceeding arising out of or relating to this Guaranty, and the undersigned hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. THE UNDERSIGNED HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN ANY ACTION ARISING HEREUNDER.

                                        [SUBSIDIARY]


                                        By: ___________________________________
                                        Print Name: ___________________________
                                        Title: ________________________________


Chicago, Illinois, ______________, 19__.

Address:      _________________________________
              _________________________________
              _________________________________

Attention:    _________________________________

                                  SCHEDULE "1"

                       SUBSIDIARIES AND OTHER INVESTMENTS
                           (SEE SECTIONS 5.8 AND 6.16)


INVESTMENT    OWNED           AMOUNT OF      PERCENT           JURISDICTION OF
IN            BY              INVESTMENT     OWNERSHIP         ORGANIZATION
----------    -----           ----------     ---------         ---------------

Hutchinson    Hutchinson      N/A            100%              Minnesota
Technology    Technology
Asia, Inc.    Incorporated

HTI Export    Hutchinson      N/A            100%              Virgin Islands of
Ltd.          Technology                                       the United States
              Incorporated                                     (Inactive)

HTI Export    HTI Export      N/A            100% by           Barbados
Ltd.          Ltd.                           Virgin Islands
                                             of United States
                                             Subsidiary

                                  SCHEDULE "2"

                             INDEBTEDNESS AND LIENS
                        (SEE SECTION 5.14, 6.11 AND 6.18)
                               (NOVEMBER 19 1995)


          INDEBTEDNESS             INDEBTEDNESS                  PROPERTY                 MATURITY                 AMOUNT OF
          INCURRED BY              OWED TO                       ENCUMBERED (IF ANY)      OF INDEBTEDNESS          INDEBTEDNESS
          ------------             ------------                  -------------------      ---------------          ------------
1.        Notes Purchase           Northwestern                  Unsecured                7-9-97                   $388,571.48
          Agreement for            National Life
          $2,000,000

2.        Notes Purchase           Northwestern                  Unsecured                10-28-95                 $1,237,500.00
          Agreement for            National Life
          $3,750,000

3.        Notes Purchase           Northern Life                 Unsecured                7-9-97                   $437,142.91
          Agreement for            Insurance Co.
          $2,250,000

4.        Notes Purchase           Northern Life                 Unsecured                10-28-98                 $1,072,500.00
          Agreement for            Insurance Co.
          $3,250,000

5.        Notes Purchase           North Atlantic                Unsecured                7-9-97                   $194,285.74
          Agreement for            Life Insurance
          $1,000,000

6.        Notes Purchase           North Atlantic                Unsecured                10-28-98                 $660,000.00
          Agreement for            Life Insurance
          $2,000,000

7.        Notes Purchase           Ministers Life                Unsecured                7-9-97                   $145,714.32
          Agreement for            (Now held by Var & Co.)
          $750,000

8.        Notes Purchase           FB Annuity, Co.               Unsecured                7-9-97                   $97,142.84
          Agreement for
          $500,000

9.        Notes Purchase           Farm Bureau Life              Unsecured                7-9-97                   $97,142.84
          Agreement for            Insurance Co.
          $500,000

10.       Notes Purchase           American Investors Life       Unsecured                10-28-98                 $330,000.00
          Agreement for            Ins. Co. (Now held by
          $1,000,000               Northwestern National Life)

11.       Revenue Bonds            City of Hutchinson, MN.       Secured by               6-04                     $1,700,000.00
          for $2,000,000           Variable Rate Demand          equipment
                                   Industrial Development
                                   Revenue Refunding Bonds;
                                   Harris Bank, Under the
                                   Reimbursement Agreement.

12.       Working Capital          Norwest Bank and              Unsecured                Zero Balance             Zero Balance
          Line Of Credit           Harris Bank
          For $20,000,000

13.       Note Purchase            Teachers Insurance &          Unsecured                02-15-04                 $20,000,000.00
          Agreement for            Annunity Association.
          $20,000,000

14.       Note Purchase            Central Life Assurance Co.    Unsecured                02-15-04                 $5,000,000.00
          Agreement for
          $5,000,000

15.       Note Purchase            Modern Woodmen                Unsecured                02-15-04                 $5,000,000.00
          Agreement for            Of America                                                                      -------------
          $5,000,000
                                                                                                        Total Debt $36,360,000.13

                              (SCHEDULE "2" CONT.)


LIENS in favor of the following in connection with Equipment Leases:

COMMUNITY FIRST FINANCIAL, INC.
FORD MOTOR CREDIT CO.
HARRIS TRUST AND SAVINGS BANK
IBM CREDIT CORPORATION
KUBOTA TRACTOR CORPORATION
MC MACHINERY SYSTEMS INC.
METLIFE CAPITAL LIMITED PARTNERSHIP
MITSUBISHI INTERNATIONAL CORPORATION
MORTON INTERNATIONAL DYNACHEM ELECTRONIC MATERIALS
NORSTAN FINANCIAL SERVICES INC.
NORWEST EQUIPMENT FINANCE INC.
SANWA LEASING CORPORATION
US BANCORP LEASING AND FINANCIAL
WINTHROP RESOURCES CORPORATION
KUBOTA TRACTOR CORPORATION
HARRIS TRUST AND SAVINGS BANK
SANWA LEASING CORPORATION
HARRIS TRUST AND SAVINGS BANK
METLIFE CAPITAL LIMITED PARTNERSHIP
NORWEST EQUIPMENT FINANCE INC.
SANWA LEASING CORPORATION

                                  SCHEDULE "3"

                                   LITIGATION
                                (SEE SECTION 5.7)


None

                                  SCHEDULE "4"

                         INVESTMENT GOALS AND GUIDELINES
                            (SEE SECTION 6.16(xiii))

                           HUTCHINSON TECHNOLOGY INC.
                         INVESTMENT GOALS AND GUIDELINES
                           EFFECTIVE AS OF APRIL 1992


I.    OBJECTIVES
      1.  Preservation and safety of capital.
      2.  Maintain necessary liquidity.
      3.  Maximize the rate of return within the stated guidelines.

II.   PERFORMANCES
      1. Provide the best after tax return while remaining consistent with the objective of preservation and safety of capital and the maintenance of liquidity.
      2. Performance measures to be established and measured in accordance with the Association for Investment Management and Research standards.

III.  AUTHORIZED SECURITIES
      1.  U.S. Treasury and Federal Agency Securities:
              A. Readily marketable direct obligations issued by the United States Of America or by any agency backed by the full faith and credit of U.S.A.
              B.  Maturing with one year.

      2. Certificates of Deposit, Time Deposits, Bankers Acceptances, and Demand Deposits.
              A. Commercial bank or trust must be member of Federal Reserve System and:
                  * Have combined capital and surplus of at least $250 million.
                  * Have deposits in excess of $100 million.
                  * Long term debt obligations of the institutions which are rated at least "A" by Moody's or Standard and Poors.
              B.  Maturity within one year.

      3.  Commercial Paper
              A. Open market commercial paper of U.S. Corporations maturing within 270 days.
              B. Rating of at least P-2 by Moody's and A-2 by Standard and Poors.

      4.  Tax Exempt Obligations
              A.  With long-term rating of at least A3 (Moody's) or A-(S&P).
              B.  With short-term rating of at least P-1 or A-1.

      5.  Corporate Debt Securities
              A.  With long-term rating of at least A3 (Moody's) or A-(S&P).

      6.  Repurchase and Reverse Repurchase Agreements